Exhibit 10.15

CONTRACT FOR ACQUIRING, MAINTAINING AND EXPANDING THE DELIVERY OF CURRENT HEALTH SERVICES FOR CATOCA EMPLOYEES AND DEPENDENTS

CONTENTS

ARTICLES:

34.	CONTRACT OBJECTIVE

35.	TERM OF THE CONTRACT

36.	WARRANTIES

37.	OBLIGATION OF THE CONTRACTOR

38.	OBLIGATION OF THE CUSTOMER

39.	PRICE AND TOAL VALUE OF THE CONTRACT

40.	TERMS OF PAYMENT

41.	TERMS AND TIME OF DELIVERY

42.	DURATION OF WORK

43.	PENALTIES

44.	CONFIDENTIALITY

45.	INSURANCE

46.	RESCISSION

47.	CONTRACT DOCUMENTATION

48.	DISSSOLUTION

49.	TERMINATION

50.	FORCE MAJEURE

51.	ARBITRATION

52.	CONTRACT LANGUAGE

53.	ENTRY INTO FORCE

CONTRACT FOR ACQUIRING, MAINTAINING AND EXPANDING THE DELIVERY OF CURRENT HEALTH SERVICES FOR CATOCA EMPLOYEES AND DEPENDENTS

SMC – ( )

SOCIEDADE MINEIRA DE CATOCA LDA., Taxpayer No 5410002628, with corporate headquarters at Talatona S/N, Sector Talatona, Luanda Sul, Luanda – Angola, herein represented by its General Director JOSÉ MANUEL AUGUSTO GANGA JÚNIOR and by its Finance Director DAVID MISHAL, hereinafter referred to as the CUSTOMER, and MILLENNIUM GROUP WORLDWIDE, INC., Registered no. USA TIN 82-0540176, with corporate headquarters at 2825 N. 10th St., Saint Augustine, Florida, United States of America, herein represented by its President, Julius V. Jackson Sr., hereinafter referred to as the CONTRACTOR, Approve and conclude the present CONTRACT FOR ACQUIRING, MAINTAINING, AND EXPANDING the delivery of current health services to include the construction of a clinic in the New Village, which will include the following Articles:

ARTICLE 1. CONTRACT OBJECTIVE

1.7

The objective of the present CONTRACT is to deliver CIF Port of Luanda, republic of Angola, material designated as clinic and hospital building materials and medical equipment and supplies in containers of approx. 20’ and 40’, as well as all other items needed for application of building and operating a medical clinic and hospital at the premises of the CUSTOMER in Luanda Sul province, Republic of Angola.

1.8	The scope of the CONTRACT includes supply of work force for execution and management of the service;

1.9

Supply of goods and services referred to in the previous paragraph will comply with standards of quality set forth by the CUSTOMER, in tune with the proposal of the CONTRACTOR ref. (See attached) which makes part of the CONTRACT.

ARTICLE 2. TERMS OF THE CONTRACT

The CONTRACT is valid for a period of 15 (fifteen) years which can be extended for an equal period of time if none of the Parties renounces it by a simple written notice at least 30 days prior to the expiry date. It is the intent of customer and contractor that contractor will own and operate the medical facility and customer will procure services from contractor for its employees and dependents.

ARTICLE 3. WARRANTIES

3.1	The CONTRACTOR will replace at his cost materials or services which might prove to be detrimental to good quality service provision;

3.2

Should the CONTRACTOR fail to make the necessary repair, the CUSTOMER will take the necessary steps at his discretion, in which case all costs related to this replacement or repair will be born by the CONTRACTOR, provided that the solution found was most optimal from the economical point of view.

ARTICLE 4. OBLIGATIONS OF THE CONTRACTOR

4.1	Appoint a representative plenipotentiary to take decisions on behalf of the CONTRACTOR for all the questions related with the carrying out of the present CONTRACT;

4.2

Supply the necessary material to the port of Luanda, Republic of Angola, according to the timetable established by the CONTRACT, assuming all the costs of freight, insurance, packing, customs taxes and other possibly due under the legislation of the country of origin;

4.3

Notify the CUSTOMER immediately via fax or e-mail of the shipment of building materials and equipment and products, remitting the shipment documents (the bill of lading and the invoice) and the respective CRF passed through BIVAC in the country of origin, as well as the transport company data, the name of the ship and the date of departure;

4.4

Pack the equipment to maintain its integrity through handling and transportation, provide the packing list and identify the volumes marking them up with the following information in Portuguese and English languages:

	➢	Consignee

	➢	Seller

	➢	Contract No.

	➢	Package No.

	➢	Gross Weight

	➢	Net Weight

	➢	Dimensions

4.5

Assume responsibility for the payment of salaries, daily allowances and overtime of its employees, including all social and labor contributions, health and life insurance, and insurance against accidents or any other costs that may be due under applicable laws of the country of origin and of the Republic of Angola.

4.6

Use all work force, tools and equipment that might be necessary for providing service in such volume and qualification, which ensures full compliance with the terms, quality requirements and guarantees established in this CONTRACT;

4.7

Assume responsibility for travel, transfer and accommodation expenses of its personnel outside Angola, as well as expenses related to the trip from the USA to Luanda and from Luanda to the USA, and all fees necessary for obtaining entry and exit visas at the country of origin.

4.8

Pay costs for private communication and personal use materials that the CUSTOMER may supply to the CONTRACTOR or to its employees. These expenses shall be deducted in monthly installments according to the cost referring to the period of payment incurred;

4.9

Assume responsibility for any damage caused to the CUSTOMER or third parties through the fault, incompetence or negligence of its personnel, even though while providing services included in the scope of this CONTRACT;

4.10	Comply with legislation and current internal norms and regulations of mining area, substituting any of its employees whose attitude might be considered inconvenient;

4.11	CONTRACTOR shall pay all costs incurred on the evacuation of its employees for health treatment abroad, as well as all medical treatment and conveyance costs;

4.12	Treat as confidential all documents and information of the CUSTOMER of which it might have knowledge unless indicated otherwise by the other Party;

4.13	The CUSTOMER will with hold the 5.25% of the value of all services provided in Angola as an advance payment of the Entrepreneurship tax established by the Law 7/97 of 10th of October 1977.

ARTICLE 5. OBLIGATION OF THE CUSTOMER

5.1	Appoint a representative with control and management authority who will have a right to decide in the name of the CUSTOMER all questions related to the execution of the CONTRACT;

5.2	Pay in time all obligations under the present CONTRACT;

5.3	Assume all expenses related to import taxes and customs duties as well as transportation and insurance of the materials from the Port of Luanda to Catoca;

5.4	Assume all expenses related to delays in returning containers to the Luanda Port terminal, if they indeed happen;

5.5	Ensure the acceptance and warehousing of equipment at Catoca;

5.6	The CUSTOMER will provide seats on its chartered flights Luanda/Catoca/Luanda for the CONTRACTOR’s technicians;

5.7	Provide accommodation, meals and transport at Catoca to the CONTRACTOR’s technicians within the scope of the CONTRACT’s objectives;

5.8	Make available transportation, access and movement of technicians and other personnel of the CONTRACTOR in the mining area during their stay at Catoca, as well as transportation of equipment;

5.9	Provide to the CONTRACTOR, at Catoca, the following tools, equipment and materials: Diesel, cranes, electricity, rock for building pad, parking lots and other areas where rock should be used.

ARTICLE 6. PRICE AND TOTAL VALUE OF THE CONTRACT

The CUSTOMER will pay to the CONTRACTOR for supplying equipment and materials to the port of Luanda and providing services within the scope of the CONTRACT the total fixed and unalterable amount with the following breakdown:

6.1	Operational and transition planning meeting USD $200,000.00

6.2	Shipment of initial building materials and equipment USD $500,000.00

6.3	Closing on financing with Overseas Private Investment Corporation USD $2,300,000.00

6.4	Monthly payments for current Catoca Employees and replacements USD $333,333.33

ARTICLE 7. TERMS OF PAYMENT

7.1	The CUSTOMER will pay to the CONTRACTOR the price agreed in the present CONTRACT as follows:

	7.1.1	Mobilization, Operational and planning meeting will be held at Catoca with existing and new staff and the cost to be incurred by Catoca including initial payment is $200,000.00;

	7.1.2	The cost of the materials listed in 6.2 will be paid upon official notification that the materials have been loaded on board;

	7.1.3	The remaining USD $2,300,000.00 will be paid at the closing of the financing with Overseas Private Investment Corporation or other lending or investment source.

	7.1.4	The monthly USD $333,333.33, with no annual escalation cost, will be paid in 12 payments annually for the term of the contract.

7.2	A copy of Bill of lading via fax or email will serve as official notification of loading the goods;

7.3	Confirmation of bank transfer in the CONTRACTOR’s account which will be additionally specified, will serve as a proof of redemption of respective liabilities;

7.4	All expenses related to bank transfer will be carried by the CUSTOMER.

ARTICLE 8. TERMS AND TIME OF DELIVERY

8.1

The CONTRACTOR undertakes to deliver a pro forma invoice within 3 (three) weeks after the order is confirmed. The remaining quantity will be supplied during the term of the contract in compliance with the timetable to be prepared by the Parties;

8.2	The CONTRACTOR undertakes to deliver the material and equipment within 2 (two) months after the order is confirmed;

8.3

The date of shipment of goods in the port of origin, confirmed by the respective Bill of landing and communicated in writing or by telex by representative of the CONTRACTOR to the CUSTOMER, will be considered the date of delivery referred to in the paragraphs 8.1 and 8.2;

8.4	All the prices for supplying materials and equipment under this CONTRACT include cost of packaging and necessary protection for normal conditions of sea freight and storage at the port of origin;

8.5	Should the cargo be damaged or; lost while under responsibility of the CONTRACTOR, the later will compensate the loss to CUSTOMER, repaying the cost of lost cargo or replacing it;

8.6

All transported cargo (where applicable) will have its packaging numbered and will be accompanied with a Packing List which will contain, at least, name, dimensions and gross and net weight. Packing lists will be shipped in water-resistant envelopes.

ARTICLE 9. DURATION OF WORK

The work subject to this CONTRACT will have duration of 18 (eighteen) months from the date the building site is made available to the contractor and will commence at least 30 days after arrival of materials in the CUSTOMER’s mining area at CATOCA, Lunda Sul Province, republic of Angola. Before the work begins, the Parties will additionally determine a timetable for the whole period.

ARTICLE 10. PENALTIES

10.1

Should the CONTRACTOR fail to comply with the date of supplying the equipment as specified in the CONTRACT, it will pay the CUSTOMER a penalty of 0.2% (two tenth of a percent) of the corresponding debit balance for every week of delay; the value of penalty be limited by 7..5% (seven and a half percent) of the total contract value.

10.2

Should the CUSTOMER fail to comply with the time and terms of payment specified in Article 7 of the CONTRACT, he will pay to the CONTRACTOR a penalty of 0.2% (two tenth of a percent) per week of the overdue amount under condition that the CONTRACTOR would have fulfilled his obligations under the present CONTRACT; the value of penalty be limited by 7..5% (seven and half percent) of the total CONTRACT value;

10.3

Should any of the parties, without a fair cause, cancel the CONTRACT or fail to fulfill its obligations, except occurrence of Force Majeure, it will indemnify the other Party the cost of resulting damage.

ARTICLE 11. CONFIDENTIALITY

11.1	All information deemed confidential shall be identified and treated as such and may not be used for any other purpose other than that resulting from the contractual obligations;

11.2	The Parties are hereby obliged by the rules of confidentiality over this CONTRACT for a period of 10 (ten) years pursuant to issuance of Terms of Acceptance, object of this CONTRACT;

11.3	All information of public knowledge or previously known by the parties and/or legal documentation shall not be considered as confidential;

11.4	The CONTRACTOR is prohibited to make statements to third Parties about the nature and course of work related to contracted services, except when requested by the CUSTOMER or with his approval.

ARTICLE 12. INSURANCE

Besides the other obligations contained in the contract, it will be entire responsibility of the CONTRACTOR to obtain insurance for its representatives and personnel as well their actions towards third persons, equipment and materials which make part of the scope of the contract.

ARTICLE 13. RESCISSION

13.1	This CONTRACT may be rescinded, unilaterally, irrespective of notice, amendment or judicial ruling under the following conditions:

	13.1.1	Repeated complaints, notifications, multiple warnings issued by the CUSTOMER, due to faulty services and/or defects specifically related to this CONTRACT.

	13.1.2	Where any of the Parties transfers its contractual position without the prior consent of the other party. Such consent cannot be denied without just cause.

13.2

A change of circumstances, conditions or legal situation, prevailing at the time of execution of the CONTRACT and recognized by both Parties, if the Parties failed to arrive to agreement as for adjustment to the new situation;

13.3

If any of the parties pretends to withdraw from the CONTRACT, it will have to give the other Party at least a 30 day notice and return everything received from the other Party prior to the rescission date.

ARTICLE 14. CONTRACT DOCUMENTATION

Goods supplied under this contract will come along the following documentation:

Original Bill of Lading (B/L)	1 copy

Copies of Bill of Lading (B/L)	2 copies

Certificate of Origin	1 copy

Manufacturer’s Certificate of Warranty	1 copy

Packaging List	1 copy

Copy of Insurance Contract	1 copy

Copy of Inspection Certificate issued by BIVAC	1 copy

Technical Documentation	1 copy

ARTICLE 15. DISSOLUTION

The CONTRACT may be dissolved irrespective of protest, judicial or extrajudicial notification or injunction of the defaulting party, besides cases provided for by law, in the following cases:

15.1	Where any of the Parties transfers its contractual position without the prior consent of the other Party;

15.2	Where the CONTRACTOR, due to its fault, delays the fulfillment of deadlines agreed upon between the Parties for more than 60 (Sixty) days, without written consent of the other Party;

15.3	Where the CUSTOMER or the CONTRATOR declared bankruptcy or filed for judicial bankruptcy composition;

15.4

Where the CUSTOMER defers in the payment of any installments due to the CONTRACTOR by virtue of this CONTRACT for more than 30 (thirty) days, without the respective written agreement of the CONTRACTOR;

15.5	Where, for reasons of Force Majeure, promptly communicated to the other Party, the CUSTOMER, and the CONTRACTOR is unable to fulfill their contractual obligations herein.

ARTICLE 16. TERMINATION

The simple acts of tolerance of any the Parties, related to default in any of the contractual obligation by the other Party, shall neither in anyway, imply the renovation of this CONTRACT, nor the relinquishment of any of the rights or intentions that the CONTRACT confers on such a Party.

ARTICLE 17. FORCE MAJEURE

17.1

Any delay in fulfillment or default in any of the contractual obligations by any of the Parties shall not constitute a violation of this CONTRACT and shall be justified, if and in to the extent that they are caused by a Force Majeure situation;

17.2

“Force Majeure’ shall be understood to be all and any circumstance that us beyond the reasonable control of the part affected by it, including natural occurrences or natural disasters such as floods, earthquakes, lightning and storms, wars, declared or undeclared, sabotage, uprising, acts of public enemies or banditry, civil disturbance, illegal and organized absenteeism of employees from work, leading the stoppage of work, and acts of public authorities,, including legislative restrictions in issuing foreign worker permits which are illicit or outside the scope of their competence;

17.3

The Party that evokes the “Force Majeure” situation shall inform the other Party on such fact, in writing, within the shortest possible time, while simultaneously taking all reasonable measures, within their reach, to remove, prevent the spread or reduce the effects of the “Force Majeure”;

17.4

The default or delay period, together with the period needed to repair any damages during this delay or losses resulting from it, shall be added to the period set forth herein for fulfillment of the said obligation and for fulfillment of any obligation related to it, and, consequently, shall be added to the validity of the CONTRACT;

17.5

The interruption of activities or extension of the duration of the CONTRACT period due to “Force Majeure” situations, may involve the review of the relevant contractual provisions, with a view to re-establishing the conditions that guaranteed the initial balance of the CONTRACT in the technical, economic and financial areas;

17.6

Where, however, such “Force Majeure” or extension of the period of its duration requires the rescission of this CONTRACT, the CUSTOMER and the CONTRACTOR shall agree on the respective terms and conditions.

ARTICLE 18. ARBITRATION

18.1	All disputes and conflicts arising between the Parties on the validity, interpretation and application of the provisions of this CONTRACT, shall be resolved amicably, by mutual agreement;

18.2	Where there is no agreement, the issue shall be resolved in accordance with the reconciliation and Arbitration of the United Nations Commission on International Trade Law (UNCITRAL);

18.3	The applicable law will be effective law of the Republic of Angola;

18.4	Portuguese will be used as the language of legal proceedings;

18.5	Arbitration costs shall be borne by whoever and in whatever form as may be deiceded by the arbitration court;

18.6	The decision of the court shall be final and binding on the Parties involved and shall not be subject to appeal or review by any judicial authority.

ARTICLE 19. CONTRACT LANGUAGE

This CONTRACT is made in Portuguese and English, being both languages equally valid for interpretation of the CONTRACT.

ARTICLE 20. ENTRY INTO FORCE

This CONTRACT shall enter into force on the date of its signature by both Parties.

In witness whereof the Parties set their hands hereto, in 5 (five0 copies of equal content, 3 (three) in Portuguese and 2 (two) in English, in the presence of the witnesses below, who for all legal purposes also set their hands hereto.

Lunda Sul, January , 2008

JOSÉ MANUEL A, GANGA JÚNIOR	DAVID MISHAL
CATOCA MINING COMPANY

JULIUS V. JACKSON SR.
MILLENNIUM GROUP WORLDWIDE, INC

1ST WITNESS	2ND WITNESS
WITNESSES